UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2016

ASB BANCORP, INC.

 (Exact Name of Registrant As Specified in Its Charter)

North Carolina

 (State or Other Jurisdiction of Incorporation)

001-35279	45-2463413
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Church Street, Asheville, North Carolina	28801
(Address of Principal Executive Offices)	(Zip Code)

(828) 254-7411

 (Registrant's Telephone Number, Including Area Code)

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2016, the Board of Directors of ASB Bancorp, Inc., (the “Company”) the holding company for Asheville Savings Bank, S.S.B. (the “Bank”) voted to expand the size of the Board for the Company and the Bank to eleven directors and approved the appointment of two new directors, Mr. Lawrence B. Seidman and Mr. Kenneth J. Wrench. Following receipt of regulatory approval, these Board appointments became effective on February 26, 2016. As of this date, the new directors have not been named to committees of the Board of Directors.

Mr. Seidman serves as Manager of Seidman and Associates, LLC and related investment groups of Parsippany, New Jersey whose principal business includes investments in financial institutions. Mr. Seidman also serves as a director for Stonegate Bank and formerly served on the board of Center Bancorp, Inc. and Naugatuck Valley Financial Corporation. A former attorney for the U.S. Securities and Exchange Commission, he has significant experience in bank valuations, strategic planning and all aspects of bank financial reporting.

Mr. Wrench serves as owner/partner of Augusta Homes, managing partner of Screen Porch, LLC and owner/partner of Augusta Realty, all of Cornelius, North Carolina. He also served as a director of Aquesta Bank of Cornelius, North Carolina from 2005 - 2014. Mr. Wrench has significant experience in residential and commercial real estate lending.

As previously disclosed on a Form 8-K on January 21, 2016, the Company and the Bank entered into an Agreement with Messrs. Seidman and Wrench for appointment to the Boards of Directors of the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASB BANCORP, INC.
Registrant

By:	/s/ SUZANNE S. DEFERIE
Name:	Suzanne S. DeFerie
Title:	President and Chief Executive Officer

Dated: March 1, 2016